Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in these Registration Statements No. 333-175276, No. 333-180491 and No. 333-182196 on Form S-8 of our reports dated March 18, 2013, relating to the consolidated financial statements and financial statement schedule of Responsys, Inc. and its subsidiaries (collectively, the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 18, 2013